Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

September 29, 2017

VIA ELECTRONIC MAIL

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We represent Trovagene, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 4,643,626 shares (the “Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) which are issuable upon the exercise of warrants held by the persons identified in the Registration Statement as the selling stockholders (the “Warrants”).

In connection with the foregoing, we have reviewed the Company’s Amended and Restated Certificate of Incorporation, as amended, Bylaws and such other charter documents and have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the Warrant Shares have been duly authorized and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Sheppard Mullin Richter & Hampton LLP

SHEPPARD MULLIN RICHTER & HAMPTON LLP